Exhibit 10.45

WINTHROP RESOURCES CORPORATION
Lease Agreement Number BU061698
Lease Agreement

This Lease Agreement, dated June 16, 1998, by and between WINTHROP
RESOURCES

CORPORATION (the "Lessor") with an office located at 1015 Opus Center,
9900 Bren Road East, Minnetonka, Minnesota 55343 and BUSINESS RESOURCE
GROUP (the "Lessee") with an office located At 2150 North First Street,
Suite 101 San Jose, CA 95131

Lessor hereby leases or grants to the lessee the right to use and Lessee hereby rents and accepts the right to use the equipment listed by serial number and related services, and software and related services on the
Lease schedule(s) attached hereto or incorporated herein by reference from the time to time (collectively, the equipment, software and services are the "Equipment"), subject to the terms and conditions hereof, as supplemented with respect to each item of Equipment by the terms and conditions set forth in the appropriate Lease Schedule. The term "Lease
Agreement" shall include this Lease Agreement and the various Lease
Schedule(s) identifying one or more particular items of Equipment.

1.      Term
        This Lease Agreement is effective from the date it is
executed by both parties. The term of this Lease Agreement as to all Equipment designated on any particular Lease Schedule shall commence on the installation Date for all Equipment on such Lease
Schedule and shall continue for an initial period ending that number of months from the Commencement Date as set forth in such
Lease Agreement as to all Equipment designated in any particular
Lease Schedule may be terminated without cause at the end of the initial Term or any year thereafter by either party mailing written notice of its termination to the other party not less than one-
hundred twenty (120) days prior to such termination date.

2. Commencement Date
The Installation Date for each item of Equipment shall be the day said item of Equipment is Installed at the location of
Installation, ready for use, and accepted in writing by the Lessee.
The Commencement Date for any Lease Schedule is the first of the month following Installation Date for any Equipment on the Lease
Schedule, unless the latest Installation Date for any Equipment on the Lease Schedule falls on the first day of the month, in which case that is the Commencement Date. The Lessee Agrees to complete, execute and deliver a Certificate of Acceptance to Lessor upon installation of the Equipment.

3. Lease Charge
The Lease charges for the Equipment leased pursuant to this
Lease Agreement shall be the Aggregate "Monthly Lease Charge [s]"
as set forth on each and every Lease Schedule executed pursuant hereto (the aggregate "Monthly Lease Charge [s]" are the "Lease
Charges"). Lessee agrees to pay to Lessor the Lease Charges in accordance with the Lease Schedule(s), and the payments shall be made at Lessor's address indicated thereon. The Lease Charges shall be paid by Lessee monthly in advance with the first full month's payment due on the Commencement Date. If the Installation Date does not fall on the first day of a month, the Lease Charge for the period from the Installation Date to the Commencement Date shall be an amount equal to the "Monthly Lease Charge" divided by thirty
(30) and multiplied by the number of days from and including the
Installation Date to the Commencement Date and such amount shall be due and payable upon receipt of an invoice from Lessor.  Charges for taxes made in accordance with Section 4 and charges made under any other provision of the Lease Agreement and payable by Lessee shall be paid to Lessor at Lessor's address specified above is not received by Lessor on the due date, Lessee agrees to and shall, to the extent permitted by law, pay on demand, as a late charge, an amount equal to one and one half percent (1 1/2%), or the maximum percentage allowed by law of less, of the amount past due ("Late
Charges"). Late Charges shall be charged and added to any past due amount on the date such payment is due and every thirty (30) days thereafter until past due amounts are paid in full to Lessor.

4. Taxes
In addition to the Lease Charges set forth in Section 3, the
Lessee shall reimburse Lessor for the License or registration fees, assessments, sales and use taxes, rental taxes, gross receipts taxes, personal property taxes, and other taxes now or hereafter imposed by any government, agency province or otherwise upon the
Equipment, the Lease Charges or upon the ownership, leasing, renting, purchase, possession or use of the Equipment, whether the same be assessed to Lessor or Lessee (the "Taxes"). Lessee's should file all property tax returns and pay all Taxes when due. Lessee, upon notice to Lessor, may, in Lessee's own name, contest or protest any Taxes, and Lessor shall honor any such notice except when in Lessor's sole opinion such contest is futile or will cause a levy or lien to arise on the Equipment or cloud Lessor's title thereto. Lessee shall, in addition, be responsible to Lessor for the payment and actions and inaction. Nothing herein shall be construed to require Lessee to be responsible for any federal or state taxes or payments in lieu thereof, imposed upon or measured by the net income of the Lessor, or the state franchise taxes of
Lessor, or except as provided hereinabove, any penalties or
interest resulting from Lessor's failure to timely remit such tax payments.

5. Delivery and Freight Costs
Lessee shall accept delivery of the Equipment and allow the
Equipment to be installed within seven (7) days after the delivery.
All transportation charges upon the Equipment for delivery to
Lessee's designated Location of installation are to be paid by
Lessee. All rigging, drayage charges, structural alterations, rental of heavy equipment and/or other expense necessary to place the Equipment at the Location of Installation are to be promptly paid by Lessee.

6. Installation
Lessee agrees to pay for the actual installation of the
Equipment at Lessee's site. Lessee shall make available and agrees to pay for all costs associated with providing a suitable place of installation and necessary electrical power, outlets, and air conditioning required for operating the Equipment as defined in the
Equipment manufacture's installation manual or instructions. All supplies consumed or required by the Equipment shall be furnished and paid for by Lessee.

7. Return to Lessor
On the day following the last day the Lessee is entitled or
obligated to possess and use the Equipment on the applicable Lease
Schedule (the "Return date"), Lessee shall cause and pay for the
Equipment on that Lease Schedule to be deinstalled, packed, using the manufacture's standard packing materials, and shipped to a location designated in writing by the Lessor (the "Return
Location"). If the Equipment on the applicable Lease Schedule is not at the Return Location within ten (10) days of the Return Date, or Lessee fails to deinstall the Equipment on the Return Date, then any written notice of termination delivered by Lessee shall become void, and the Lease Schedule shall continue in accordance with this
Lease Agreement. Irrespective of any other provision hereof, Lessee will bear the risk of damage from fire, the elements otherwise until delivery of the Equipment to the Return Location. At such time as the Equipment is delivered to the Lessor at the Return
Location, the Equipment will be at the risk of Lessor.

8. Maintenance
Lessee, at its sole expense, shall maintain the Equipment in good working order and condition. Lessee shall enter into, pay for and maintain in force during the entire term of any Lease Schedule, a maintenance agreement with the manufacture of the Equipment providing for continuous uninterrupted maintenance of the Equipment
(the "Maintenance Agreement"). Lessee will cause the manufacture to keep the Equipment in good working order in accordance with the provisions of the Maintenance Agreement and make all necessary adjustments and repairs to the Equipment. The manufacturer is hereby authorized to accept the directions of Lessee with respect thereto. Lessee agrees to allow the manufactures full and free access to the Equipment. All maintenance and service charges, whether under the Maintenance Agreement or otherwise, and all expenses, if any, of the manufacture's customer engineers incurred in connection with maintenance and repair services, should be promptly paid by Lessee. Upon termination of any Lease Schedule or this Lease Agreement, Lessee warrants that the Equipment shall be in eligible for the manufacture's standard maintenance agreement,
Lessee agrees to reimburse Lessor for any costs it incurs in making the Equipment eligible for such standard maintenance.

9. Location, Ownership and Use
The Equipment shall. At all times, be the sole and exclusive property of Lessor. Lessee shall have no right or property interest therein, except for the right to use the Equipment in the normal operation of its business at the Location of Installation, or as otherwise provided herein. The Equipment is and shall remain personal property even if installed in or attached to real
property. Lessor shall be permitted to display notice of its ownership on the Equipment by means of a suitable stencil, label or plaque affixed thereto.

Lessee shall keep the Equipment at all times free and clear
from all other claims, levies, encumbrances and process. Lessee shall give Lessor immediate notice of any such attachment or other judicial process affecting any of the Equipment. Without Lessor's written permission, Lessee shall not attempt to or actually: (1)
pledge, lend, create a security interest in, sublet, exchange, trade, assign, swap, use for an allowance or credit or otherwise;
(2) allow another use;(3) part with possession;(4) dispose of; or
(5) remove from the Location of Installation, any item of the
Equipment. If any item of Equipment is exchange, assigned, traded, swapped, used for an allowance or credit or otherwise to acquire new or different equipment (the "New Equipment") without the
Lessor's prior written consent, then all of the New Equipment shall become Equipment owned by the Lessor subject to this Lease
Agreement and the applicable Lease Schedule.

Any feature(s) installed on the Equipment at the time of
delivery which is not specified on the Lease Schedule(s) are and shall remain the sole property of the Lessor.

Lessee shall cause the Equipment to be operated in accordance with the applicable vendor's or manufacture's manual of
instructions by competent and qualified personnel.

10. Financing Statement
Lessor is hereby authorized by Lessee to cause this Lease
Agreement or other instruments, including Uniform Commercial Code
Financing Statements, to be filed or recorded for the purposes of showing Lessor's interest in the Equipment. Lessee agrees to execute any such instrument as Lessor may request from time to time.

11. Alterations and Attachments
Upon prior written notice to Lessor, Lessee may, at its own
expense, make minor alterations in or add attachments to the
Equipment, provided such alterations and attachments shall not interfere with the normal operation of the Equipment and do not otherwise involve the pledge, assignment, exchange, trade, or substitution of the Equipment or any component or part thereof.
All such alterations and attachments to the Equipment or interferes with the normal and satisfactory operation or maintenance of any of the Equipment, or creates a safety hazard. Lessee shall, upon notice from Lessor to that effect, promptly remove the alteration or attachment at Lessee's expense and restore the Equipment to the condition the Equipment was in just prior to the alteration or attachment.

12.     Loss and Damage
                Lessee shall assume and bear the risk of loss, theft and
damage (including any governmental requisition, condemnation or confiscation) to the Equipment and all component parts thereof from any and every cause whatsoever, whether or not covered by
insurance.  No loss or damage to the Equipment or any component part thereof shall impair any obligation of Lessee under this Lease
Agreement, which shall continue in full force and effect except as hereinafter expressly provided.  Lessee shall repair or cause to be repaired all damage to the Equipment.  In the event that all or part of the Equipment shall, as a result of any cause whatsoever, become lost, stolen, destroyed or otherwise rendered irreparably unusable or damaged (collectively, the "Loss") then Lessee shall, within ten (10) days after the Loss, fully inform Lessor in regard thereto and shall pay to Lessor the following amount: (i) the
Monthly Lease Charges (and other amounts) due and owing under this
Lease Agreement at the time of the Loss, plus (ii) one-hundred twelve (112%) percent of the original cost of the Equipment subject to the Loss amortized by the Monthly Lease Charges received by
Lessor during the Initial Term using an amortization rate of 350 basis points over the interest rate of the three (3) year United
States Treasury Note as reported by The Wall Street Journal on the
Commencement Date (collectively, the sum of (i) plus (ii) shall be the "Casualty Loss Value: (i) the applicable Equipment shall be removed from the Lease Schedule; and (ii) Lessee's obligation to pay Lease Charges associated with the applicable Equipment shall cease.  Lessor may request, and Lessee shall complete, and
affidavit(s) which swears out the facts supporting the Loss of any item of Equipment.

13.     Insurance
Limited to, reconditioning and removal expenses repair costs, commissions and attorneys' fees.  If the net proceeds are not enough to satisfy all of the amounts owed by Lessee hereunder,
Lessee shall remain liable to Lessor for any deficiency.  Lessor's pursuit and enforcement of any one or more remedies shall not be deemed an election or waiver by Lessor of any other remedy.  Lessor shall not be obligated to sell or re-lease the Equipment.  Any sale or re-lease may be held at such place or places as are selected by
Lessor, with or without having the Equipment present.  Any such sale or re-lease, may be at wholesale or retail, in bulk or in parcels.  Time and exactitude of each of the terms and conditions of this Lease Agreement are hereby declared to be of the essence.
Lessor may accept past due payments without modifying the terms of this Lease Agreement and without waiving any rights of Lessor hereunder.

14. Enforcement of Warranties
Upon receipt of a written request from Lessee, Lessor shall, so long as this Lease Agreement is in force, take all reasonable action requested by Lessee to enforce the equipment manufacture's warranties, expressed or implied, issued on or applicable to the
Equipment, which are enforceable by Lessor in its own name. Lessor shall obtain for Lessee all services furnished by the manufacturer in connection therewith; provided, however, that Lessor shall not be required to commence any suit or action or resort to litigation to enforce any such warranty unless Lessee shall first pay to
Lessor in advance all expenses in connection therewith, including attorneys' fees.

        If any such warranty shall be enforceable by Lessee in its own name, Lessee shall, upon receipt of written request from
Lessor, so long as this Lease Agreement is in force, take all responsibility action requested by Lessor to enforce any such warranty which is enforceable by Lessee in its own name; provided, however, that Lessee shall not be obligated to commence any suit or action or resort to litigation to enforce any such warranty unless
Lessor shall pay all expenses in connection therewith.

15. Warranties, Disclaimers and Indemnity
Lessor warrants that at the time the Equipment is delivered
to Lessee, Lessor will have full right, power and authority to lease the Equipment to Lessee, EXCEPT FOR THE WARRANTY IN THE
SENTENCE DIRECTLY PRECEDING THIS ONE, THE LESSOR DOES NOT MAKE ANY
WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTY OF
MERCHANABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE
ACKNOWLEDGES THAT IT IS NOT RELYING ON THE LESSOR'S SKILL OR
JUDGEMENT TO SELECT OR FURNISH GOODS SUITABLE FOR ANY PARTICULAR
PURPOSE AND THAT THERE ARE NO WARRANTIES CONTAINED IN THIS LEASE
AGREEMENT. LESSOR SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING
SPECAIL, INCIDENTIAL OR CONSEQEUNTIAL, DAMAGES ARISING OUT OF OR IN
CONNECTION WITH THE PERFORMANCE OF THE EQUIPMENT OR ITS USE BY
LESSEE, AND SHALL NOT BE LIABLE FOR ANY SPECAIL, INCIDENTIAL OR
CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH LESSOR'S
FAILURE TO PERFORM ITS OBLIGATION HEREUNDER. NO RIGHTS OR REMEDIES
REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE WILL BE
CONFERRED ON LESSEE.

        Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify, defend and hold Lessor harmless with respect to, any claim from a third party for any liability, claim, loss, damage or expense of any kind of nature, whether based on upon a theory of strict liability or otherwise, caused, directly or indirectly, by (1) the inadequacy of any item of Equipment,
including software, for any purpose; (2) any defieciency or latent or other defects in any Equipment, including software, whether or not detectable by Lessee; (3) the selection, manufacture,
rejection, ownership, lease, possession, maittenance, operation, use or performance of anty item of Equipment, including software;
(4) any interruption of loss of service, use or performance of any item of Equpment, including software; (5) patent, trsdemark, or copyright infrigment; or (6) any loss of business or other specail, incidential or consequential damages whether or not resulting from any of the foregoing. Lesee's duty to defend and indemnify Lessor shall survive the expiration, termination, cancellation, or
assignment of this Lease Agreement or a Lease Schedule and shall be binding upon Lessee's successors amd permitted assigns.

16. Event of Default
The occurance of any of the gfollowing events shall constitue an
Event of Default under this Lease Agreeement and/or any Lease
Schedule:
(1) the nonpayment by Lessee of any Lease Charges when due, or nonpayment be Lessee of any other sum required hereunder to be paid by Lessee which non-payment continues for a period of
ten(10) days from the date when due;
(2) the failure of Lessee t operform any other term, covenant  or condition of this Lease Agreement, any Lease Scheduleor any
other document, agreement or instrument executed pursuant hereto or in connection herewith which is not cured within ten (10)
days after written notice thereof from Lessor;
(3) Lessee attempts to or does remove, transfer, sell, swap, asign, sublease, trade, exchange, encumber, receive an aloownace or credit for, or part with possession of, any item of Equipment;
(4) Lessee ceases doing business  as a going concern, is insolvent , makes an assignment for the benefit of creditors, fail to pay its debt as they become due, offers a settlement to creditors or calls a due, offers a settlement t ocreditors  or call a meeting of creitors for any such purpose, files a voluntary petition in bankrupcy, is subject to an invulantary petition in bankrupcy, is adjucated bankrupt or insolvent, files  or has filed against it a  petion seeking any reorganization, arrangement or
compositoin under any present or future statue, law or
regulation.
(5) Any of Lessee's representations or warranties made  herein or ant statement or certificate at any given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect;
(6) Lessee defaults undert or otherwise has accelerated any material obligation, credit agreement, loan agreement, conditional sales contract, lease, indenture or debenture; or Lessee defaults
under any other agreement now existing or hereafter made with
Lessor; or
(7) The breach or repudiation by any party thereto of any guaranty, subordination agreement running in favor of Lessor obtained in connection with this Lease Agreement.

17. Remedies
Should any Event of default occur and be continuing, Lessor may, in order to protect its interests and resonably expected profits, with or without notice or demand upon Lessee, pursue and enforce, alternatively, successivly and/or concurrently, any one or more of the following remedies:

(1) recover from Lessee all accrued and unpaid Lease Charges and other amounts due and owing on the date of default;
(2) recover form Lessee from time to time all Lease Charges and other amounts as and due hereunder;
(3) accelerate, cause to become immediately due and recover the present value of all Lease Charges and other amounts due and/or likely to become due hereunder from the date of the default  to the end of the lease term using a discount rate of six (6%)
percent;
(4) cause to become immediately due and payable and recover from
Lessee the Casualty Loss Value of the Equipment;
(5) terminate any or all of the Lessee's rights, but not its obligations, associated with the lease of Equipment under this
Lease Agreement;
(6) retake (by Lessor, independent contractor, or by requiring
Lessee to assemble and surrender the Equipment in accordance with the provisions of Section 7 hereinabove) possession of the
Equipment without terminating the Lease Schedule or the Lease
Agreement free from claims by Lessee which claims are hereby expressly waived by Lessee;
(7) required Lessee to deliver the equipment to a location
designated by Lessor;
(8) proceed by court action to enforce performance by Lessee of its obligation associated with any Lease Schedule and/or this Lease
Agreement; and/or
(9) Pursue any other remedy Lessor may otherwise have, at law, equity or under any statute, and recover damages and expenses
(including attorneys' fees) incurred by Lessor by reason of the
Event Of Default.

Upon repossession of the Equipment, Lessor shall have the right to lease, sell or otherwise dispose of such Equipment in a
commercially reasonable manner, with or without notice, at a public or private sale, and apply the net proceeds thereof to the amounts owed by Lessee hereunder. For purposes of this paragraph, net proceeds shall mean either: (1) the present value of the Monthly
Lease Charges to be received under the new lease using a term not to exceed the remaining number of months in the Initial Term of the
Lease Schedule in default and a discount rate of twelve (12%)
percent; or (2) the amount received in cash upon the sale of the
Equipment, less, in either event, all expenses incurred by or for
Lessor in connection with such lease or sale, including, but not limited to, reconditioning and removal expenses, repair costs, commissions and attorneys' fees.  If the net proceeds are not enough to satisfy all of the amounts owed by Lessee hereunder;
Lessee shall remain liable to Lessor for any deficiency.  Lessor's pursuit and enforcement of any one or more remedies shall not be deemed an election or waiver by Lessor of any other remedy.  Lessor shall not be obligated to sell or re-lease the Equipment.  Any sale or re-lease may be held at such place or places as are selected by
Lessor, with or without having the Equipment present.  Any such sale or re-lease, may be at wholesale or retail, in bulk or in parcels.  Time and exactitude of each of the terms and conditions of this Lease Agreement are hereby declared to be of the essence.
Lessor may accept past due payments without modifying the terms of this Lease Agreement and without waiving any rights of Lessor hereunder.

18. Costs and Attorneys' Fees
In the event of any default, claim, proceeding, including a
bankruptcy proceeding, arbitration, mediation, counter-claim, action (whether legal or equitable), appeal or otherwise, whether initiated by Lessor or Lessee (or a debtor-in-possession or
bankruptcy trustee), which arises out of, under, or is related in any way to this Lease Agreement, any Lease Schedule, or any other document, agreement or instrument executed pursuant hereto or in connection herewith, or any governmental examination or
investigation of Lessee which requires Lessor's participation
(individually and collectively, the "Claim"), Lessee, in addition to all other sums which Lessee may be called upon to pay under the provisions of this Lease Agreement, shall pay to Lessor, on demand, all costs, expenses and fees paid or payable in connection with the
Claim, including, but not limited to, attorney's fees and out-of-
pocket costs, including travel and related expenses incurred by
Lessor or its attorneys.

19.     Lessor's Performance Option
Should Lessee fail to make any payment or to do any act as
provided by this Lease Agreement, then Lessor shall have the right
(but not the obligation), without notice to Lessee of its intention to do so without releasing Lessee from any obligation hereunder to make or to do the same, to make advances to preserve the Equipment or Lessor's title thereto, and to pay, purchase, contest or
compromise any insurance premium, encumbrance, charge, tax, lien or other sum which in the judgment of Lessor appears to affect the
Equipment, and in exercising any such rights, Lessor may incur any liability and expend whatever amounts in its absolute discretion it may deem necessary therefore.  All sums so incurred or expended by
Lessor shall be cue and payable by lessee within ten (10) days of notice thereof.

20.     Quiet Possession and Inspection
Lessor hereby covenants with Lessee that Lessee shall quietly possess the Equipment subject to and in accordance with the
provisions hereof so long as Lessee is not in default hereunder;
provided, however, that Lessor or its designated agent may, at any and all reasonable times during business hours, enter Lessee's premises for the purposes of inspecting the Equipment and the manner in which it is being used.

21.     Assignments
This Lease Agreement shall be binding upon and inure to the
benefit of the parties hereto and their respective successors and assigns.  Lessee, however, shall not assign this Lease Agreement or sublet any of the Equipment without first obtaining the prior written consent of Lessor and its assigns, if any.  Lessee
acknowledges that the terms and conditions of this Lease Agreement have been fixed in anticipation of the possible assignment of
Lessor's rights under this Lease Agreement and in and to the
Equipment as collateral security to a third party ("Assignee"
herein) which will rely upon and be entitled to the benefit of the provisions of this Lease Agreement.  Lessee agrees to provide
Lessor or its potential assigns with Lessee's most recent audited and its most current financial statements.  Lessee agrees with
Lessor and such Assignee to recognize in writing any such
assignment within fifteen (15) days after receipt of written notice thereof and to pay thereafter all sums due to Lessor hereunder directly to such Assignee if directed by Lessor, notwithstanding any defense, set-off or counterclaim whatsoever (whether arising from a breach of this Lease Agreement or not) that Lessee may from time to time have against Lessor.  Upon such assignment, the Lessor shall remain obligated to perform any obligations it may have under this Lease Agreement and the Assignee shall (unless otherwise expressly agreed to in writing by the Assignee) have no obligation to perform such obligations.  Any such assignment shall be subject to Lessee's tights to use and possession of the Equipment so long as Lessee is not in default hereunder.

22.     Survival of Obligations
                Agreement, any Lease Schedules, or in any document attached thereto, shall be for the benefit of Lessor and Lessee and their successors, any assignee or secured party and shall survive the execution and delivery of this Lease Agreement and the expiration or other termination of this Lease Agreement.

23.     Corporate Authority
                The parties hereto covenant and warrant that the persons
executing this Lease agreement and each Lease Schedule on their behalf have been duly authorized to do so, and this Lease Agreement and any Lease Schedule constitute a valid and binding obligation of the parties hereto.  The Lessee will, if requested by Lessor, provide to Lessor Certificates of Authority naming the officers of the Lessee who have the authority to execute this Lease Agreement and any Lease Schedules attached thereto.

24.     Landlords' and Mortgagees' Waiver
        If requested, Lessee shall furnish waivers, in form and
substance satisfactory to Lessor, from all landlords and mortgages of any premises upon which any Equipment is located.

25.     Miscellaneous
        This Lease Agreement, the Lease Schedule(s), attached riders and any documents or instruments issued or executed pursuant hereto will have been made, executed and delivered in and shall be
governed by the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Minnesota.  Lessee and
Lessor consent to jurisdiction of any local, state or federal court located within Minnesota.  Venue shall be in Minnesota and lessee hereby waives local venue and any objection relating to Minnesota being an improper venue to conduct any proceeding relating to this
Lease Agreement.  At Lessor's sole election and determination,
Lessor may select an alternative forum, including arbitration or mediation, to adjudicate any dispute arising out of this Lease
Agreement.

        This Lease Agreement and associated Lease Schedule(s)
constitute the entire agreement between Lessor and lessee with respect to the lease of the Equipment superseding all prior
correspondence between the parties.  No provision of this Lease
Agreement or any Lease Schedule shall be deemed waived, amended or modified by either party unless such waiver, amendment or
modification is in writing and signed by each of the parties hereto.  If any one or more of the provisions of this Lease
Agreement or any Lease Schedule will be unimpaired, and the
invalid, illegal or unenforceable provision that is closest to the original intention of the parties.  Lessee agrees that neither the manufacturer, nor the supplier, nor any of their salespersons, employees or agents are agents of Lessor.

        Any notice provided for herein shall be in writing and sent by certified or registered mail to the parties at the addresses stated on page 1 of the Lease Agreement.

        This Lease Agreement shall not become effective until
delivered to Lessor at its offices at Minnetonka, Minnesota and executed by Lessor.  If this Lease Agreement shall be executed by
Lessor prior to being executed by Lessee, it shall become void at
Lessor's option five (5) days after the date of Lessor's execution hereof, unless Lessor shall have received by such date a copy hereof executed by a duly authorized representative of Lessee.

        This Lease Agreement is made subject to the terms and
conditions included herein and Lessee's acceptance is effective only to the extent that such terms and conditions are consistent with the terms and conditions herein.  Any acceptance which
contains terms and conditions which are in addition to or
inconsistent with the terms and conditions herein will be counter-
offer and will not be binding unless agreed to in writing by
Lessor.

        The terms used in this Lease Agreement, unless otherwise
defined, shall have the meanings ascribed to them in the Lease
Schedule(s).

26.     REPOSESSION
        LESSEE ACKNOWLEDGES THAT, PURSUANT TO SECTION 17 HEREOF,
LESSOR HAS BEEN GIVEN THE RIGHT TO REPOSSESS THE EQUIPMENT SHOULD
LESSEE BECOME IN DEFAULT OF ITS OBLIGATIONS HEREUNDER.  LESSEE
HEREBY WAIVES THE RIGHT, IF ANY, TO REQUIRE LESSOR TO GIVE LESSEE
NOTICE AND A JUDICIAL HEARING PRIOR TO EXERCISING SUCH RIGHT OF
REPOSSESSION.

27.     Net Lease
        This Lease Agreement is a net lease and Lessee's obligations to pay all Lease Charges and other amounts payable hereunder shall be absolute and unconditional and, except as expressly provided herein, shall not be subject to any: (i) delay, abatement,
reduction, defense, counterclaim, set-ff, or recoupment; (ii)
discontinuance or termination of any license; (iii) Equipment failure, defect or deficiency; (iv) damage to or destruction of the
Equipment; or (v) dissatisfaction with the Equipment or otherwise, including any present or future claim against Lessor to the
manufacturer, supplier, reseller, vendor of the Equipment.  To the extent that the Equipment includes intangible (or intellectual)
property, Lessee understands and agrees that: (i) Lessor is not a party to and does not have any responsibility under any software;
and (ii) Lessee will be responsible to pay all of the Lease Charges and perform all its other obligations under this Lease Agreement despite any defect, deficiency, failure, termination,
dissatisfaction, damage or destruction of any software or software license.  Except as expressly provided herein, this Lease Agreement shall not terminate for any reason, including any defect in the
Equipment or Lessor's title thereto or any destruction or loss of use of any item of Equipment.

28.     Headings
        Section headings herein are used for convenience only and
shall not otherwise affect the provisions of this Lease Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be signed by their respective duty authorized representative.

Every Term is Agreed to and Accepted:   Every Term is Agreed to and
Accepted:

WINTHROP RESOURCES CORPORATION  BUSINESS RESOURCE GROUP

By:                                                     By:

Print Name:  Kirk A. MacKenzie                  Print Name:     John Palmer

Title:   Exec Vice President/Treasurer          Title:  VP
Finance/CFO

Date:   July 2, 1998                                    Date:   July 1, 1998